EXHIBIT 99.1



FOR IMMEDIATE RELEASE
DECEMBER 2, 1996



                         FALCON BUILDING PRODUCTS TO
                       EXPLORE STRATEGIC ALTERNATIVES


CHICAGO, IL, December 2, 1996 -- The Board of Directors of Falcon Building Products, Inc. (NYSE: FB) announced today that it has decided to explore a broad range of strategic alternatives to enhance shareholder value in the Company. Alternatives under consideration include the sale of the entire Company or its individual businesses. The Company has retained Merrill Lynch & Co. and Smith Barney, Inc. to render financial advice in this regard.

Headquartered in Chicago, Falcon Building Products is a leading North American manufacturer and supplier of highly engineered building products serving residential, light commercial and consumer markets. The Falcon businesses include Hart & Cooley, a manufacturer of air distribution products, Mansfield Plumbing Products, a manufacturer of china, steel and acrylic plumbing products, and DeVilbiss Air Power, a manufacturer of air compressors, pressure washers, portable generators and accessories/tools.